As filed with the Securities and Exchange Commission on June 30, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEOPHARM, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0327880
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

1850 Lakeside Drive
Waukegan, IL	60085
(Address of Principal Executive Offices)	(Zip Code)

NeoPharm, Inc. 2006 Employee Stock Purchase Plan
(Full Title of the Plan)

Lawrence A. Kenyon	with copies of correspondence to:
Executive V.P. and CFO	Christopher R. Manning
NeoPharm, Inc.	Burke, Warren, MacKay & Serritella, P.C.
1850 Lakeside Drive	330 N. Wabash Ave., Suite 2200
Waukegan, IL 60085	Chicago, IL 60611
(847) 887-0800	(312) 840-7000
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0002145 per share	100,000	$5.14	$514,000	$55.00

(1)

Shares of common stock of NeoPharm Inc., a Delaware corporation (the “Company”), $0.0002145 par value per share (the “Common Stock”), being registered hereby for issuance pursuant to the NeoPharm, Inc. 2006 Employee Stock Purchase Plan. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the plan, including stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the high and low prices of the Common Stock on June 26, 2006, as reported on the Nasdaq National Market.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by NeoPharm, Inc., a Delaware corporation, relating to 100,000 shares of common stock to be offered pursuant to the terms of the NeoPharm, Inc. 2006 Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that we have filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

(a)                                The Company’s Annual Report on Form 10-K for the year ended December 31, 2005;

(b)                               The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, which contains unaudited interim financial statements,

(c)                                The Company’s Current Reports on Form 8-K filed with the SEC on January 5, 2006, January 19, 2006, May 4, 2006, May 8, 2006, June 6, 2006, June 9, 2006, June 13, 2006, June 21, 2006, and June 22, 2006;

(d)                               The description of the Company’s Common Stock as contained in the Company’s Registration Statement on Form 8-A and the description of the Registrant’s Preferred Share Purchase Rights Plan contained in the Registration Statement on Form 8-A, under Section 12(g) of the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating those descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Company’s Amended and Restated Certificate of Incorporation eliminates the liability of the Registrant’s directors for monetary damages for breach of fiduciary duty as directors to the maximum extent provided by Delaware Law. The Company’s Amended and Restated Bylaws provide that the Registrant shall indemnify its officers, directors and persons who are or were serving as officers or directors of another entity at the request of the Company to the maximum extent permitted by Delaware Law. The Amended and Restated Bylaws further provide that the Company may also indemnify its other employees and agents (which designations include any person (i) who is or was an employee or agent of the Company, (ii) who is or was serving at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor of the corporation or of another corporation or another enterprise at the request of such predecessor corporation) against expenses (including reasonable attorneys fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that he or she was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action (other than an action by or in the right of the corporation), has no reasonable cause to believe his or her conduct was unlawful.

In addition, and as permitted by the Company’s Amended and Restated Bylaws, the Company maintains a directors’ and officers’ liability insurance policy to insure its liability under the above-described provisions of its Certificate of Incorporation and Bylaws.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1

Amended and Restated Articles of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 to the Company’s registration statement on Form S-3 filed under the Securities Act of 1933 (the “Securities Act”) on October 1, 2003.

4.2	Amended and Restated Bylaws of the Company incorporated by reference from Exhibit 3.2 contained in the Company’s Current Report on Form 8-K filed September 7, 2004.

4.3

Preferred Stock Rights Agreement dated as of June 30, 2003, between the Company and Computershare Investor Services LLC, incorporated by reference from Exhibit 4.1 contained in the Company’s Current Report on Form 8-K filed July 7, 2003.

4.3.1

First Amendment to Rights Agreement between NeoPharm, Inc. and Computershare Investor Services L.L.C. dated as of September 10, 2004, incorporated by reference from the Company’s Current Report on Form 8-K filed September 24, 2004.

4.3.2

Second Amendment to Rights Agreement between NeoPharm, Inc. and Computershare Investor Services, L.L.C. dated as of November 11, 2004, incorporated by reference from the Company’s Current Report on Form 8-K filed November 17, 2004.

5.1*	Opinion of Burke, Warren, MacKay & Serritella, P.C.

23.1*	Consent of KPMG LLP

23.4*	Consent of Burke, Warren, MacKay & Serritella, P.C. (contained in Exhibit 5.1.)

24.1 *	Power of Attorney (included in the signature page to this Registration Statement)

99.1	NeoPharm, Inc. 2006 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 21, 2006.

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)         To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section l5( d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15( d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on this 30th day of June, 2006.

NEOPHARM, INC.,

By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of NeoPharm, Inc., a Delaware corporation, hereby severally and individually constitute and appoint Guillermo A. Herrera and Lawrence A. Kenyon, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Guillermo A. Herrera	President and Chief Executive Officer	June 30, 2006
Guillermo A. Herrera	(Principal Executive Officer)

/s/ Lawrence A. Kenyon	Executive Vice President and Chief Financial Officer	June 30, 2006
Lawrence A. Kenyon	(Principal Accounting and Principal Financial Officer)

/s/ Frank C. Becker	Director	June 30, 2006
Frank C. Becker

/s/ Ronald G. Eidell	Director	June 30, 2006
Ronald G. Eidell

/s/ Bernard A. Fox	Director	June 30, 2006
Bernard A. Fox, PhD

/s/ Paul E. Freiman	Director	June 30, 2006
Paul E. Freiman

/s/ Erick E. Hanson	Director	June 30, 2006
Erick Hanson

/s/ John N. Kapoor	Chairman of the Board	June 30, 2006
John N. Kapoor

/s/ Kaveh T. Safavi	Director	June 30, 2006
Kaveh T. Safavi

EXHIBIT INDEX

Exhibit No.	Description
4.1

Amended and Restated Articles of Incorporation of the Company incorporated herein by reference to Exhibit 3.1 to the Company’s registration statement on Form S-3 filed under the Securities Act of 1933 (the “Securities Act”) on October 1, 2003.

4.2	Amended and Restated Bylaws of the Company incorporated by reference from Exhibit 3.2 contained in the Company’s Current Report on Form 8-K filed September 7, 2004.

4.3

Preferred Stock Rights Agreement dated as of June 30, 2003, between the Company and Computershare Investor Services LLC, incorporated by reference from Exhibit 4.1 contained in the Company’s Current Report on Form 8-K filed July 7, 2003.

4.3.1

First Amendment to Rights Agreement between NeoPharm, Inc. and Computershare Investor Services L.L.C. dated as of September 10, 2004, incorporated by reference from the Company’s Current Report on Form 8-K filed September 24, 2004.

4.3.2

Second Amendment to Rights Agreement between NeoPharm, Inc. and Computershare Investor Services, L.L.C. dated as of November 11, 2004, incorporated by reference from the Company’s Current Report on Form 8-K filed November 17, 2004.

5.1*	Opinion of Burke, Warren, MacKay & Serritella, P.C.

23.1*	Consent of KPMG LLP

23.4*	Consent of Burke, Warren, MacKay & Serritella, P.C. (contained in Exhibit 5.1.)

24.1 *	Power of Attorney (included in the signature page to this Registration Statement)

99.1	NeoPharm, Inc. 2006 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 21, 2006.